EXHIBIT 99

Capstone Turbine Announces Third Quarter Fiscal Year 2014 Operating Results

Record Gross Margin of 20% on Record Revenue of $37.0 Million; Record Backlog of $160.4 Million

CHATSWORTH, Calif., Feb. 10, 2014 (GLOBE NEWSWIRE) -- Capstone Turbine Corporation (Nasdaq:CPST), the world's leading clean technology manufacturer of microturbine energy systems, today announced its financial results for the third quarter of fiscal year 2014 ended December 31, 2013.

Third Quarter 2014 Highlights

  Record revenue of $37.0 million, up 11% year-over-year
  Record product revenue of $29.9 million, up 14% year-over-year
  Record gross margin of $7.3 million, up 59% year-over-year
  Gross margin as a percentage of revenue of 20%, compared to 14% in third quarter Fiscal 2013
  New product orders of $40.5 million resulting in book-to-bill ratio of 1.4:1
  Cash balance of $31.6 million at December 31, 2013

Management Commentary

"During the third Fiscal quarter of 2014 we reached new company highs for quarterly revenue, gross margin and backlog, with strong shipments and solid new order momentum," saidDarren Jamison, Capstone's President and Chief Executive Officer. "These strong results reflect the success that we are having in penetrating our key markets such as oil and gas and critical power supply while simultaneously managing costs. Our book-to-bill ratio and ending cash balance were excellent, and we are very close to achieving EBITDA breakeven for the first time in company history. We expect to meet our year-end goals for cash and EBITDA during the current quarter, closing out another year of exceptional progress for Capstone."

Third Quarter 2014 Financial Summary

Revenue for the third quarter of Fiscal 2014 was $37.0 million, compared to $35.3 million for the second quarter of Fiscal 2014, and $33.3 million for the third quarter of Fiscal 2013.

Capstone's backlog as of December 31, 2013 was $160.4 million, compared to $149.8 million at September 30, 2013, and $136.5 million at December 31, 2012.

Gross margin for the third quarter of Fiscal 2014 was $7.3 million, or 20% of revenue, compared to $4.9 million, or 14% of revenue, for the second quarter of Fiscal 2014, and $4.6 million, or 14% of revenue, for the third quarter of Fiscal 2013.

Research and development expenses were $2.3 million for the third quarter of Fiscal 2014,compared to $2.0 million for the second quarter of Fiscal 2014, and $2.2 million for the third quarter of Fiscal 2013.

Selling, general and administrative expenses were $7.0 million for the third quarter of Fiscal 2014, compared to $6.6 million for the second quarter of Fiscal 2014 and $6.8 million for the third quarter of Fiscal 2013.

Capstone's net loss was $2.2 million, or $0.01 loss per share, for the third quarter of Fiscal 2014, compared to a net loss of $3.9 million, or $0.01 loss per share, for the second quarter of Fiscal 2014, and a net loss of $4.5 million, or $0.01 per share, for the third quarter of Fiscal 2013.  Capstone's loss from operations for the third quarter of Fiscal 2014 was $1.9 million, compared to $3.7 million for the second quarter of Fiscal 2014, and $4.4 million for the third quarter of Fiscal 2013.

Liquidity and Capital Resources

At December 31, 2013, cash and cash equivalents totaled $31.6 million, compared to $28.3 million at September 30, 2013, and $41.9 million at December 31, 2012.

During the quarter ended December 31, 2013, cash used in operating activities was $3.8 million and capital expenditures totaled $0.2 million. This compares to cash used in operating activities of $3.9 million and $0.2 million in capital expenditures during the quarter ended December 31, 2012.

Conference Call and Webcast

The Company will host a conference call today, February 10, 2014, at 1:45 p.m. Pacific Time (4:45 p.m. Eastern). Access to the live broadcast and a replay of the webcast will be available for 30 days through the Investor Relations page on the Company's website: www.capstoneturbine.com.

About Capstone Turbine Corporation

Capstone Turbine Corporation (www.capstoneturbine.com) (Nasdaq:CPST) is the world's leading producer of low-emission microturbine systems, and was the first to market commercially viable microturbine energy products. Capstone Turbine has shipped approximately 7,000 Capstone Microturbine systems to customers worldwide. These award-winning systems have logged millions of documented runtime operating hours. Capstone Turbine is a member of the U.S. Environmental Protection Agency's Combined Heat and Power Partnership, which is committed to improving the efficiency of the nation's energy infrastructure and reducing emissions of pollutants and greenhouse gases. A UL-Certified ISO 9001:2008 and ISO 14001:2004 certified company, Capstone is headquartered in the Los Angeles area with sales and/or service centers in the New York Metro Area, United Kingdom, Mexico City, Shanghai and Singapore.

"Capstone" and "Capstone MicroTurbine" are registered trademarks of Capstone Turbine Corporation. All other trademarks mentioned are the property of their respective owners.

The Capstone Turbine Corporation logo is available here.

Forward-Looking Statements

This press release contains "forward-looking statements," as that term is used in the federal securities laws, about meeting our cash and EBITDA goals. Forward-looking statements may be identified by words such as "expects," "objective," "intend," "targeted," "plan" and similar phrases. These forward-looking statements are subject to numerous assumptions, risks and uncertainties described in Capstone's Form 10-K, Form 10-Q and other recent filings with the Securities and Exchange Commission that may cause Capstone's actual results to be materially different from any future results expressed or implied in such statements. Capstone cautions investors not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Capstone undertakes no obligation, and specifically disclaims any obligation, to release any revisions to any forward-looking statements to reflect events or circumstances after the date of this press release or to reflect the occurrence of unanticipated events.

 – Financial Tables Follow –

CAPSTONE TURBINE CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except share amounts)
(Unaudited)

	December 31,	March 31,
	2013	2013
ASSETS
Current Assets:
Cash and cash equivalents	$ 31,571	$ 38,817
Accounts receivable, net of allowance for doubtful accounts of $2,126 at December 31, 2013 and $2,142 at March 31, 2013	22,046	17,941
Inventories	22,086	18,513
Prepaid expenses and other current assets	2,588	2,588
Total current assets	78,291	77,859
Property, plant and equipment, net	3,095	3,543
Non-current portion of inventories	2,995	3,252
Intangible assets, net	1,912	2,313
Other assets	308	371
Total	$ 86,601	$ 87,338

LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities:
Accounts payable and accrued expenses	$ 29,975	$ 24,121
Accrued salaries and wages	1,533	1,721
Accrued warranty reserve	2,765	2,299
Deferred revenue	2,645	3,089
Revolving credit facility	13,204	13,476
Current portion of notes payable and capital lease obligations	612	361
Warrant liability	—	10
Total current liabilities	49,734	45,077
Long-term portion of notes payable and capital lease obligations	238	233
Other long-term liabilities	91	142
Commitments and contingencies
Stockholders' Equity:
Preferred stock, $.001 par value; 10,000,000 shares authorized; none issued	—	—
Common stock, $.001 par value; 515,000,000 shares authorized, 311,136,986 shares issued and 309,993,712 shares outstanding at December 31, 2013; 305,661,276 shares issued and 304,622,573 shares outstanding at March 31, 2013	311	306
Additional paid-in capital	804,407	796,767
Accumulated deficit	(766,850)	(753,975)
Treasury stock, at cost; 1,143,274 shares at December 31, 2013 and 1,038,703 shares at March 31, 2013	(1,330)	(1,212)
Total stockholders' equity	36,538	41,886
Total	$ 86,601	$ 87,338

CAPSTONE TURBINE CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(Unaudited)

	Three Months Ended		Nine Months Ended
	December 31,		December 31,
	2013	2012	2013	2012
Revenue	$37,003	$33,257	$96,667	$92,187
Cost of goods sold	29,668	28,639	81,117	82,794
Gross margin	7,335	4,618	15,550	9,393
Operating expenses:
Research and development	2,267	2,188	6,558	6,805
Selling, general and administrative	6,991	6,816	21,200	20,692
Total operating expenses	9,258	9,004	27,758	27,497
Loss from operations	(1,923)	(4,386)	(12,208)	(18,104)
Other (expense) income	(2)	—	(22)	26
Interest expense	(176)	(205)	(538)	(524)
Change in fair value of warrant liability	—	304	10	755
Loss before income taxes	(2,101)	(4,287)	(12,758)	(17,847)
Provision for income taxes	88	190	117	586
Net loss	$(2,189)	$(4,477)	$(12,875)	$(18,433)

Net loss per common share—basic and diluted	$(0.01)	$(0.01)	$(0.04)	$(0.06)

Weighted average shares used to calculate net loss per common share	308,407	304,418	306,044	301,376

CONTACT: Investor and Investment Media Inquiries:
         818-407-3628
         ir@capstoneturbine.com